UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 4, 2013
OM GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-12515	52-1736882
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

127 Public Square, 1500 Key Tower Cleveland, Ohio	44114-1221
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (216) 781-0083
                                                 Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CLI-2139845v4

Item 1.01.    Entry into a Material Definitive Agreement.
New Senior Secured Revolving Credit Facility
On September 4, 2013, OM Group, Inc., a Delaware corporation (the “Company”), Harko C.V., a limited partnership organized under the laws of the Netherlands (“Harko”), and VAC Germany GmbH, a limited liability company under the laws of Germany (“VAC”, and collectively with the Company and Harko, the “Borrowers”), entered into a Credit Agreement with PNC Bank, National Association (“PNC”), as administrative agent, PNC Capital Markets LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as joint lead arrangers, Bank of America, N.A. and Wells Fargo Bank, National Association, as co-syndication agents, BNP Paribas and JPMorgan Chase Bank, N.A., as co-documentation agents, and the other agents and lenders named therein (the “New Senior Secured Revolving Credit Facility”).
The Company, Harko and VAC are borrowers under the New Senior Secured Revolving Credit Facility, which provides for a $350 million revolving credit facility available to the Borrowers, of which up to $150 million may be denominated in Euros. Under the terms of the New Senior Secured Revolving Credit Facility, the Company is entitled, subject to the satisfaction of certain conditions, to request additional commitments under the revolving credit facility or term loans in the aggregate principal amount of up to $150 million to the extent that existing or new lenders agree to provide such additional commitments and/or term loans.
The obligations of the Company under the New Senior Secured Revolving Credit Facility are guaranteed by certain of the Company’s material U.S. subsidiaries and the obligations of Harko and VAC under the New Senior Secured Revolving Credit Facility are guaranteed by the Company and certain of the Company’s material subsidiaries, in each case, subject to certain exceptions, including limitations relating to German capital maintenance rules and other financial assistance limitations in certain foreign jurisdictions. In addition, the obligations of the Company under the New Senior Secured Revolving Credit Facility are secured by a first priority security interest in substantially all of the existing and future personal property of the Company and certain of the Company’s material U.S. subsidiaries, including 65% of the voting capital stock of certain of the Company’s direct foreign subsidiaries, and the obligations of Harko and VAC under the New Senior Revolving Secured Credit Facility are secured by a first priority security interest in certain of the existing and future personal property of Harko, VAC and certain of the Company’s subsidiaries and a 100% pledge of the voting capital stock of certain of the Company’s subsidiaries, in each case, subject to certain exceptions, including limitations relating to German capital maintenance rules and other financial assistance limitations in certain foreign jurisdictions.
The interest rates per annum applicable to loans, other than swing line loans, under the New Senior Secured Revolving Credit Facility will be, at the Borrowers’ option, equal to either a base rate or a LIBOR rate for one, two, three or six-month (or to the extent agreed to by all relevant lenders, twelve-month) interest periods chosen by the Borrowers, in each case plus an applicable margin percentage.
The base rate will be the highest of (i) the federal funds rate plus 0.50%, (ii) PNC’s prime rate or (iii) the LIBOR rate with a maturity of one month plus 1.00%. The LIBOR rate will be equal to the London interbank offered rates for U.S. Dollars quoted by Bloomberg or the appropriate successor, divided by a number equal to 1 minus the maximum percentage in effect on such day for determining reserve requirements, as prescribed by the Board of Governors of the Federal Reserve System.
The applicable margin percentage is based on the leverage ratio of the Company. The range of the applicable margin percentage is 1.125% per annum to 2.000% per annum in the case of LIBOR advances and 0.125% per annum to 1.000% per annum in the case of base rate advances.
The New Senior Secured Revolving Credit Facility matures on September 4, 2018.
The New Senior Secured Revolving Credit Facility contains customary representations and warranties and certain covenants that limit the ability of the Company and its restricted subsidiaries to, among other things: (i) incur or guarantee additional indebtedness; (ii)  redeem, repurchase or pay distributions on capital stock or redeem or repurchase subordinated debt; (iii) make investments; (iv) sell assets; (v) enter into agreements that restrict distributions or other payments from restricted subsidiaries to the Company; (vi) incur or suffer to exist liens securing indebtedness; (vii) consolidate, merge or transfer all or substantially all of their assets; and (viii) engage in transactions with affiliates. In addition, the New Senior Secured Revolving Credit Facility contains financial covenants that limit capital expenditures in any fiscal year and that measure (i) the ratio of the Company’s total funded indebtedness net of certain cash to the amount of the Company’s consolidated EBITDA and (ii) the ratio of the amount of the Company’s consolidated EBITDA to the Company’s cash interest expense.
The New Senior Secured Revolving Credit Facility contains customary events of default including, without limitation, the representations and warranties made in or in connection with the loan documents entered into in connection with the New Senior Secured Revolving Credit Facility prove to have been false or misleading in any material respect when made, failure to make required payments, failure to comply with certain agreements or covenants, cross-defaults to certain other indebtedness in excess of specified amounts, certain events of bankruptcy and insolvency, failure to pay certain judgments and a Change of Control (as defined therein). If such an event of default occurs, the lenders under the New Senior Secured Revolving Credit Facility would be entitled to take various actions, including the acceleration of amounts due thereunder and all actions permitted to be taken by a secured creditor.
PNC and certain of the agents and lenders party to the New Senior Secured Revolving Credit Facility (and each of their respective subsidiaries or affiliates) have in the past provided and may in the future provide, investment banking, cash management, underwriting, lending, commercial banking, trust, leasing services, foreign exchange and other advisory services to, or engage in transactions with, the Company and its subsidiaries or affiliates. These parties have received, and may in the future receive, customary compensation from the Company and its subsidiaries or affiliates, for such services.
The above summary of the New Senior Secured Revolving Credit Facility is qualified in its entirety by reference to the New Senior Secured Revolving Credit Facility, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 1.02    Termination of a Material Definitive Agreement.
On September 4, 2013, in connection with its entry into the New Senior Secured Revolving Credit Facility described in Item 1.01, the Company repaid all amounts outstanding under its former credit facility and terminated the Credit Agreement, dated August 2, 2011, among the Company, Harko, Bank of America, N.A., as administrative agent, and the other lenders, agents and parties party thereto, as amended, restated, supplemented or otherwise modified (the “Existing Credit Agreement”).

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 is incorporated herein by reference into this Item 2.03.

Item 8.01	Other Events.
On September 6, 2013, the Company issued a press release announcing the entry into the New Senior Secured Revolving Credit Facility. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.
Number    Description

10.1
Credit Agreement, dated as of September 4, 2013, among OM Group, Inc., Harko C.V. and VAC Germany GmbH, as borrowers, PNC Bank, National Association, as administrative agent, and the other agents and lenders party thereto.

99.1	Press Release of OM Group, Inc., dated September 6, 2013.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OM GROUP, INC.

By:     /s/ Valerie Gentile Sachs

Name:	Valerie Gentile Sachs

Title:	Vice President, General Counsel and Secretary

Date: September 6, 2013

EXHIBIT INDEX
Number    Description

10.1
Credit Agreement, dated as of September 4, 2013, among OM Group, Inc., Harko C.V. and VAC Germany GmbH, as borrowers, PNC Bank, National Association, as administrative agent, and the other agents and lenders party thereto.

99.1	Press Release of OM Group, Inc., dated September 6, 2013.